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                              SUBADVISORY AGREEMENT

   THIS AGREEMENT is made and entered into on this 4th day of June, 1999 between SECURITY MANAGEMENT COMPANY, LLC (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and BANKERS TRUST COMPANY (the "Subadviser"), a New York corporation and a wholly-owned indirect subsidiary of Deutsche Bank AG.

                                   WITNESSETH:

   WHEREAS, SBL Fund and Security Equity Fund, Kansas corporations, are registered with the Securities and Exchange Commission (the "Commission") as open-end management investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act");

   WHEREAS, the Subadviser is a bank within the meaning of Section 2(a)(5) of the Investment Company Act and Section 202(a)(2) of the Investment Advisers Act;

   WHEREAS, SBL Fund is authorized to issue shares of Series I and Series H, each a separate series of SBL Fund and Security Equity Fund is authorized to issue shares of the International Series and the Enhanced Index Series, each a separate series of Security Equity Fund (each series referred to herein individually as a "Fund" and collectively as the "Funds");

   WHEREAS, each of SBL Fund and Security Equity Fund has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreements"), retained the Adviser to act as investment adviser for and to manage each Fund's assets;

   WHEREAS, the Advisory Agreements permit the Adviser to delegate certain of its duties under the Advisory Agreements to other investment advisers, subject to the requirements of the Investment Company Act;

   WHEREAS, the Adviser desires to retain the Subadviser as subadviser for the Funds to act as investment adviser for and to manage each Fund's Investments (as defined below) and the Subadviser desires to render such services; and

   WHEREAS, the Adviser and Subadviser desire this Agreement to supersede each of the Subadvisory Agreements between the Adviser and Subadviser, dated January 26, 1999 and April 30, 1999.

   NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

   1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage certain assets of the Funds subject to the supervision of the Adviser and the respective Boards of Directors of SBL Fund and Security Equity Fund and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for each Fund's Investments.

   2.  DUTIES OF SUBADVISER.

          (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Funds as set forth in each Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the respective Fund's Board to purchase, hold and sell investments for the account of the Funds (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. The Subadviser shall give the Funds the benefit of its best efforts in rendering its services as Subadviser.

          (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the respective Fund's Board to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of the Fund's Investments with or through, such persons, brokers or dealers as Subadviser may select and negotiate commissions to be paid on such transactions. The Subadviser agrees that in placing such orders it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of a Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients. The Subadviser will report on such allocations at the request of the Adviser, the Funds or the respective Fund's Board providing such information as the number of aggregated trades to which the Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades.

          (c) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund ("Principal Transactions"); PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with a Fund if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction receives the express written approval of the Adviser.

          The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

          (d) BOOKS AND RECORDS. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Funds including, without limitation, the books and records required by Subsections (b)(1), (5),
       (6), (7), (9), (10) and (11) and Subsection (f) of Rule 31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Funds required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the respective Fund and shall be immediately surrendered to a Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Funds or the Adviser at any time upon reasonable request, including telecopy, during any business day.

          (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Funds may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Adviser or the Funds may reasonably request. The Subadviser will make available its officers and employees to meet with the respective Fund's Board of Directors at the Funds' principal place of business on due notice to review the Investments of the Funds.

          The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Funds or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

          (f) CUSTODY ARRANGEMENTS. The Subadviser shall provide the Funds' custodian, on each business day with information relating to all transactions concerning each Fund's assets.

          (g) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In all matters relating to the performance of this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons shall act in conformity with each Fund's Articles of Incorporation, By-Laws, and currently effective registration statement and with the written instructions and directions of the respective Fund's Board and the Adviser, and shall comply with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act (the "CEA"), the rules thereunder, and all other applicable federal and state laws and regulations.

          In carrying out its obligations under this Agreement, the Subadviser shall, solely with regard to those matters within its control, ensure that each Fund complies with all applicable statutes and regulations necessary to qualify the Fund as a Regulated Investment Company under Subchapter M of the Code (or any successor provision), and shall notify the Adviser immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

          In carrying out its obligations under this Agreement, the Subadviser shall invest the assets of Series H and Series I in such a manner as to ensure that each such Fund complies with the diversification provisions of Section 817(h) of the Code (or any successor provision) and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder. Subadviser shall notify the Adviser immediately upon having a reasonable basis for believing that either Fund has ceased to comply and will take all reasonable steps to adequately diversify such Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

           The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) the Articles of Incorporation of each Fund, (ii) the By-Laws of each Fund and (iii) each Fund's registration statement under the Investment Company Act and the Securities Act of 1933, as amended, as filed with the Commission.

          (h) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Funds.

   3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed an agent of the Funds or the Adviser.

   4. COMPENSATION. The Adviser shall pay to the Subadviser, for the services rendered hereunder, the fees set forth in Exhibit A attached hereto.

   5. EXPENSES. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its duties under this Agreement without the approval of the Adviser and the respective Fund's Board.

   6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Funds as follows:

          (a) The Subadviser is a bank within the meaning of Section 2(a)(5) of the Investment Company Act and Section 202(a)(2) of the Investment Advisers Act;

          (b) The Subadviser will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

          (c) The Subadviser is not required to register with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor pursuant to Section 1a(5)(B) or 4m of the CEA;

          (d) The Subadviser is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

          (e) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

          (f) This Agreement is a valid and binding agreement of the Subadviser;

   7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

          (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

          (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association;

          (c) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

          (e)  This Agreement is a valid and binding agreement of the Adviser;

          (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

   8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 7 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   9.  LIABILITY AND INDEMNIFICATION.

          (a) LIABILITY. In the absence of willful misfeasance, bad faith or negligence on the part of the Subadviser or a breach of its duties hereunder, the Subadviser shall not be subject to any liability to the Adviser or the Funds or any of the Funds' shareholders, and, in the absence of willful misfeasance, bad faith or negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

          (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser and the Funds, and their respective officers and directors, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and directors, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

   10. DURATION AND TERMINATION.

          (a) DURATION. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Fund unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to each Fund if specifically approved each year by either (i) the Board of Directors of the Fund, or (ii) by the affirmative vote of a majority of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement with respect to a Fund must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of each Fund may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

          (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                    (i) By vote of a  majority  of the Board of  Directors  of a
               Fund with respect to that Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

                   (ii) By the  Adviser  upon  breach by the  Subadviser  of any representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice period, upon twenty
               (20) days written notice;

                  (iii) By the Adviser  immediately  upon written  notice to the
               Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

                   (iv) By the  Subadviser  upon 180 days written  notice to the
               Adviser and the Fund.

       This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

   11. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreements and shall oversee and review the Subadviser's performance of its duties under this Agreement.

   12. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment with respect to a Fund shall be approved by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

   13. CONFIDENTIALITY. Subject to the duties of the Adviser, the Funds and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Funds in respect thereof.

   14. NOTICE. Any notice that is required to be given by the parties to each other (or to the Funds) under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

       (a)  If to the Subadviser:

            Bankers Trust Company
            One Bankers Trust Plaza
            Mail Stop 2355
            New York, New York 10006
            Attention:  Phillip F. Stambaugh, Director
            Facsimile:  (212) 775-2189

       (b)  If to the Adviser:

            Security Management Company, LLC
            700 SW Harrison
            Topeka, Kansas 66636-0001
            Attention:  James R. Schmank, President
            Facsimile:  (785) 431-3080

       (c)  If to Security Equity Fund:

            Security Equity Fund
            700 SW Harrison
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 431-3080

       (d)  If to SBL Fund:

            SBL Fund
            700 SW Harrison
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 431-3080

   15. INSTRUCTIONS. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Adviser in writing signed or sent by one of the persons whose names, addresses and specimen signatures will be provided by the Adviser from time to time.

   16. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

   17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   18. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   19. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   20. CERTAIN DEFINITIONS.

          (a) "BUSINESS DAY." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

          (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By:     JAMES R. SCHMANK
                                                --------------------------------
                                        Name:   James R. Schmank
                                        Title:  President


                                        Attest: AMY J. LEE
                                                --------------------------------
                                        Name:   Amy J. Lee
                                        Title:  Secretary


                                        BANKERS TRUST COMPANY

                                        By:     IRENE S. GREENBERG
                                                --------------------------------
                                        Name:   Irene S. Greenberg
                                        Title:  Vice President


                                        Attest: SOHAIL MERED
                                                --------------------------------
                                        Name:   Sohail Mered
                                        Title:  Associate

                                    EXHIBIT A

                                 SUBADVISORY FEE

1.  INTERNATIONAL FUNDS

    The parties agree that the fee paid by the Adviser to the Subadviser for the services rendered by the Subadviser to the International Series of Security Equity Fund and Series I of SBL Fund (collectively referred to herein as the "International Funds") shall be based on the combined average daily net assets of the International Funds. For all services rendered to the International Funds by the Subadviser hereunder, Adviser shall pay to Subadviser an annual fee (the "Subadvisory Fee"), as follows:

    An annual rate of .60% of the combined average daily net assets of the International Funds of $200 million or less; and

    An annual rate of .55% of the combined average daily net assets of the International Funds of more than $200 million.

    The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than fifteen (15) calendar days thereafter. If this Agreement shall be effective for only a portion of a year, then the Subadviser's fee for said year shall be prorated for such portion. For purposes of calculating the fee hereunder, the value of the net assets of the International Funds shall be computed in the same manner at the end of the business day as the value of such net assets are computed in connection with the determination of the net asset value of the International Funds' shares as described in the applicable current Prospectus.

2.  ENHANCED INDEX FUNDS

    The parties agree that the fee paid by the Adviser to the Subadviser for the services rendered by the Subadviser to the Enhanced Index Series of Security Equity Fund and Series H of SBL Fund (collectively referred to herein as the "Enhanced Index Funds"), shall be based on the combined average daily net assets of the Enhanced Index Funds.

    For all services rendered to the Enhanced Index Funds by the Subadviser hereunder, Adviser shall pay to Subadviser an annual fee (the "Subadvisory Fee"), as follows:

    An annual rate of .20% of the combined average daily net assets of the Enhanced Index Funds of $100 million or less; and

    An annual rate of .15% of the combined average daily net assets of the Enhanced Index Funds of more than $100 million but less than $300 million; and

    An annual rate of .13% of the combined average daily net assets of the Enhanced Index Funds of more than $300 million.

The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than fifteen (15) calendar days thereafter. If this Agreement shall be effective for only a portion of a year, then the Subadviser's fee for said year shall be prorated for such portion. For purposes of calculating the fee hereunder, the value of the net assets of the Enhanced Index Funds shall be computed in the same manner at the end of the business day as the value of such net assets are computed in connection with the determination of the net asset value of the Enhanced Index Funds' shares as described in the applicable current Prospectus.

3.  ENHANCED INDEX FUNDS' MINIMUM FEES

    The schedule in 2 above is subject to the following minimum fees: (i) in the first year from the date the Enhanced Index Series of Security Equity Fund is seeded (the "Seeding Date"), no minimum fee; (ii) in the second year from the Seeding Date, $100,000 minimum and (iii) in the third year from the Seeding Date and each year thereafter, $200,000 minimum. If at the end of the second year from the Seeding Date, the total amount of the fees paid by the Adviser to the Subadviser for services to the Enhanced Index Funds is collectively less than $100,000, then the Adviser will pay any such difference in a lump-sum to the Subadviser. If at the end of the third year from the Seeding Date, and each year thereafter that this Agreement is in effect, the total amount of the fees paid by the Adviser to the Subadviser for services to the Enhanced Index Funds is collectively less than $200,000, then the Adviser will pay any such difference in a lump-sum to the Subadviser.